VEDDERPRICE                           VEDDERPRICE P.C.
                                      222 NORTH LASALLE STREET
  COREY L. ZARSE                      CHICAGO, ILLINOIS 60601
  312-609-7785                        312-609-7500
  czarse@vedderprice.com              FAX: 312-609-5005

                                      CHICAGO o NEW YORK CITY o WASHINGTON, D.C.


                                                                  March 26, 2009



Henderson Global Funds
737 N. Michigan Avenue, Suite 1950
Chicago, Illinois 60611

Ladies and Gentlemen:

         We have acted as counsel to the Henderson Global Funds, a Delaware statutory trust (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 34 to the Trust's Registration Statement on Form N-1A (the "Post-Effective Amendment"), registering an indefinite number of units of beneficial interest, no par value, in the Henderson European Focus Fund, Henderson Global Equity Income Fund, Henderson Global Technology Fund and Henderson International Opportunities Fund, (collectively, the "Shares"), each a series of the Trust (a "Fund" and collectively, the "Funds"), of which the shares of the Funds have been classified and designated as Class W of the Funds, under the Securities Act of 1933, as amended (the "1933 Act").

         You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. In connection with rendering this opinion, we have examined the Post-Effective Amendment, the Declaration of Trust, as amended, the Certificate of Trust of the Trust, the Trust's By-Laws, as amended, the actions of the Trustees of the Trust that authorized the approval of the foregoing documents, securities matters and the issuance of the Shares, and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a basis for the opinion set forth below. In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents and on certificates and other communications from public officials and officers and Trustees of the Trust.

         Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the (i) statutory laws and regulations of the United States of America and (ii) the Delaware Statutory Trust Act (excluding any cases decided thereunder). We express no opinion with respect to any other laws or regulations.

VEDDERPRICE

Henderson Global Funds
March 26, 2009
Page 2



         Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that (a) the Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and (b) when issued and paid for upon the terms provided in the Post-Effective Amendment, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and non-assessable.

         This opinion is rendered solely for your use in connection with the filing of the Post-Effective Amendment. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. Except as specifically authorized above in this paragraph, this opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person (except when required to be filed as an exhibit to a Post-Effective Amendment to the Trust's Registration Statement on Form N-1A), without, in each case, our prior written consent. This opinion is given to you as of the date hereof and we assume no obligation to advise you of any change that may hereafter be brought to our attention. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                                    Very truly yours,



                                                    /s/ VEDDER PRICE P.C.
                                                        VEDDER PRICE P.C.

DBE/RJM